UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2010

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2010, Harman International Industries, Incorporated (“Harman”), announced that it has appointed Sachin Lawande and Michael Mauser as Co-Presidents of its Automotive Division.

Mr. Lawande, 42, joined Harman in 2001, and has served as its Chief Technology Officer since January 2009. Prior to holding this position, Mr. Lawande served as Harman’s Chief Innovation Officer and Chief Software Architect from 2006 to January 2009, where he was responsible for guiding software strategy and key development partnerships. From 2001 through 2006, he served in various positions with QNX Software Systems, a subsidiary of Harman, most recently as Vice President, Engineering Services. Mr. Lawande will continue to serve as Harman’s Chief Technology Officer.

Mr. Mauser, 47, joined Harman in 1997, and has served as Senior Vice President Finance and Chief Financial Officer of Harman’s Automotive Division since May 2005. From 1997 to May 2005, Mr. Mauser served in various positions with Harman Becker Automotive Systems GmbH, a subsidiary of Harman, most recently as Vice President, Finance and Controlling.

No changes have been made to the Company’s current employment arrangements with Mr. Lawande or Mr. Mauser.

Messrs. Lawande and Mauser are replacing Dr. Klaus Blickle, who was provided with notice of termination on April 7, 2010, with such termination to be effective June 30, 2011 (“Termination Date”). Dr. Blickle has been relieved from his obligation to work through the Termination Date, but will continue to receive the benefits set forth in the Managing Director Employment Agreement between Harman Management GmbH and Dr. Blickle, dated May 30, 2008, a copy of which was filed with Harman’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/S/ TODD A. SUKO
Todd A. Suko
Vice President, General Counsel and Secretary

Date: April 7, 2010